Exhibit 99.1

Picard Medical / SynCardia Releases Annual Stockholder Presentation Ahead of 2026 Annual Meeting

- Presentation Highlights Business Progress, Product Development Milestones, and Matters for Stockholder Consideration-

TUCSON, Ariz., July 10, 2026 — Picard Medical, Inc. (NYSE American: PMI) ("Picard Medical" or the "Company"), parent company of SynCardia Systems, LLC ("SynCardia"), maker of the world's first total artificial heart approved by both the U.S. Food and Drug Administration and Health Canada, today announced the availability of its pre-recorded presentation in advance of the Company's 2026 Annual Meeting of Stockholders, scheduled for July 17, 2026. The presentation provides stockholders with an overview of the Company's recent business performance, product development progress, manufacturing initiatives, and the proposals to be considered at the Annual Meeting.

"Despite recent leadership changes, our mission remains unchanged," said Richard Fang, Ph.D., Interim Chief Executive Officer and Chairman of the Board. "We remain committed to advancing the development of a fully implantable total artificial heart while continuing to support physicians and patients with our current technologies. Our presentation highlights the meaningful progress we have made across our business, from strong first-quarter financial performance to continued innovation in our next-generation Emperor platform, and provides stockholders with important information regarding the proposals to be voted on at the Annual Meeting."

Among the business updates highlighted in the presentation were financial milestones including an 85% year-over-year increase in revenue for the first three months of 2026, driven by a 116% increase of U.S. revenue. Gross margin was 24% for the same period. Gross margin was -4% in 2025. Picard Medical also discussed ongoing manufacturing optimization initiatives designed to strengthen quality control, improve supply chain resilience, and reduce production costs.

The presentation also provides an update on the Company's next-generation Emperor platform, which builds on the clinically proven SynCardia Total Artificial Heart architecture through the Emperor Drive System, a new electromechanical actuation platform designed to eliminate the external pneumatic driver used with the Company's current products. The Company's initial Emperor configuration retains an external controller and battery, with a longer-term roadmap toward a fully implantable system utilizing wireless power transfer and internal control. Development milestones for this initial configuration include pursuit of FDA Breakthrough Device designation, continued preclinical studies, a planned Investigational Device Exemption submission in 2028, and an intent to begin clinical study activities in 2029, the scope and design of which will be determined in consultation with FDA.

The presentation concludes with an overview of the proposals to be considered by stockholders at the 2026 Annual Meeting, including the election of directors, proposed amendments to the Company's capital structure, ratification of its independent registered public accounting firm, and advisory votes regarding executive compensation. Stockholders are encouraged to review the Company's proxy materials and submit their votes prior to the meeting.

The Company's 2026 Annual Meeting of Stockholders will be held virtually on Friday, July 17, 2026, at 6:00 p.m. Eastern Time. Stockholders of record as of the applicable record date are eligible to vote by internet, telephone, or during the virtual meeting.

About Picard Medical and SynCardia

Picard Medical, Inc. is the parent company of SynCardia Systems, LLC (“SynCardia”), the Tucson, Arizona–based leader with the only commercially available total artificial heart technology for patients with end-stage heart failure. SynCardia develops, manufactures, and commercializes the SynCardia Total Artificial Heart (“STAH”), an implantable system that assumes the full functions of a failing or failed human heart. It is the first artificial heart approved by both the FDA and Health Canada, and it remains the only commercially available artificial heart in the United States and Canada. With more than 2,100 implants performed at hospitals across 27 countries, the STAH is the most widely used and extensively studied artificial heart in the world. For additional information about Picard Medical, please visit www.picardmedical.com or review the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions, and beliefs and involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Forward-looking statements can often be identified by words such as “anticipate,” “believe,” “continue,” “expect,” “goal,” “intend,” “may,” “plan,” “remain,” “target,” “will,” “advance,” “expand,” and similar expressions, and variations or negatives of these words.

These statements include, but are not limited to, statements regarding the Company’s financial condition, future operating results, commercialization activities, expectations for growth, expanding utilization of the SynCardia Total Artificial Heart, expanding patient access at transplant centers, supporting clinical partners, advancing development of the Emperor Total Artificial Heart and other next-generation technologies, regulatory submissions and approvals, manufacturing and supply chain initiatives, capital raising activities, strengthening the Company’s commercial and financial position, strategic initiatives, leadership transitions, and other statements that are not historical facts.

Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Factors that may cause such differences include, but are not limited to, risks relating to the Company’s ability to obtain additional financing, maintain compliance with applicable stock exchange listing requirements, achieve commercial adoption of its products, obtain regulatory approvals, execute manufacturing and supply chain initiatives, successfully develop next-generation technologies, manage market conditions, and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (”SEC”).

The Company expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events, changed circumstances, or otherwise, except as required by law.

Additional information about the Company, including risk factors that may affect the Company’s business, financial condition, and results of operations, is contained in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available free of charge at www.sec.gov and on the Company’s investor relations website at www.picardmedical.com.

Contact:

Investors
Eric Ribner
Managing Director
LifeSci Advisors LLC
eric@lifesciadvisors.com

Picard Medical, Inc./SynCardia Systems, LLC
IR@picardmedical.com

General/Media
Brittany Lanza
blanza@syncardia.com